Haynie & Company
Certified Public Accountants (a professional corporation)
50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement to Form S-1 of eWellness Healthcare Corporation of our report dated March 31, 2017, relating to our audits of the December 31, 2016 and 2015 financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
April 11, 2017